Exhibit 99.1

Air Lease Corporation Announces Pricing of $300 Million Offering of Preferred Stock

LOS ANGELES, California, February 24, 2021—Air Lease Corporation (NYSE: AL) (the “Company”) announced the pricing today of its public offering of 300,000 shares (the “Shares”) of 4.65% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), with a liquidation preference of $1,000.00 per share. The sale of the Shares is expected to close on March 2, 2021, subject to satisfaction of customary closing conditions.

The Company will pay dividends on the Shares when, as and if declared by the board of directors (or a duly authorized committee of the board of directors). Dividends will accrue, on a non-cumulative basis, at a rate per annum on the stated amount of $1,000.00 per share equal to: (i) 4.65% from March 2, 2021 to, but excluding, June 15, 2026, and (ii) the Five-year U.S. Treasury Rate (as defined in the prospectus supplement relating to the offering of the Shares, the “Prospectus Supplement”) as of the most recent reset dividend determination date (as defined in the Prospectus Supplement) plus 4.076% for each reset period (as defined in the Prospectus Supplement) from, and including, June 15, 2026, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021.

The Company intends to use the net proceeds of the offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering of the Shares.

The Shares are being offered pursuant to the Company’s effective shelf registration statement, previously filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018, as amended by the Post-Effective Amendment No. 1, filed with the SEC on November 20, 2018. The offering of the Shares is being made only by means of the prospectus supplement dated February 23, 2021, supplementing the base prospectus dated November 20, 2018, as may be further supplemented by any free writing prospectus and/or pricing supplements the Company may file with the SEC. Before you invest, you should read the base prospectus, the prospectus supplement and any other documents the Company may file with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from: (i) Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, (ii) J.P. Morgan Securities LLC collect at (212) 834-4533, (iii) RBC Capital Markets, LLC toll-free at 1-866-375-6829 and (iv) Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the offering and the intended use of proceeds. Such statements are based on current expectations and projections about the Company’s future results, prospects and opportunities and are not guarantees of future performance. Such statements will not be updated unless required by law. Actual results and performance may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors, including but not limited to, unexpected delays in the closing process for the Shares, unanticipated cash needs, and those risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the prospectus supplement to which this offering relates.

Contacts

Investors:

Mary Liz DePalma

Vice President, Investor Relations

Jason Arnold

Assistant Vice President, Finance

Phone: +1 310.553.0555

Email: investors@airleasecorp.com

Media:

Laura Woeste

Senior Manager, Media and Investor Relations

Ashley Arnold

Manager, Media & Investor Relations

Phone: +1 310.553.0555

Email: press@airleasecorp.com

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